Post-Effective Amendment No. 17 to
                                  SEC File No. 70-7727



                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                               FORM U-1

                             APPLICATION

                                UNDER


        THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

             GENERAL PUBLIC UTILITIES CORPORATION ("GPU")
                        100 Interpace Parkway
                    Parsippany, New Jersey  07054

                   ENERGY INITIATIVES, INC. ("EI")
                         One Upper Pond Road
                    Parsippany, New Jersey  07054
       (Names of companies filing this statement and addresses
                   of principal executive offices)


              GENERAL PUBLIC UTILITIES CORPORATION
    (Name of top registered holding company parent of applicants)



  T.G. Howson, Vice President        Douglas E. Davidson, Esq.
    and Treasurer                    Berlack, Israels & Liberman LLP
  M. A. Nalewako, Secretary          120 West 45th Street
  GPU Service Corporation            New York, New York 10036
  100 Interpace Parkway
  Parsippany, New Jersey 07054

  B. L. Levy, President
  K. A. Tomblin, Esq., Secretary
  Energy Initiatives, Inc.
  One Upper Pond Road
  Parsippany, New Jersey 07054



             (Names and addresses of agents for service)
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            GPU   and  EI   hereby  post-effectively   amend  their

  Application on Form  U-1, docketed  in SEC File  No. 70-7727,  as

  heretofore  amended,  by   filing  the  following  exhibits   and

  financial statements in Item 6 thereof:

            (a)  Exhibits:

                 G      -  Financial Data Schedule.


            (b)  Financial Statements:

                 1-A    -  EI  Consolidated Balance  Sheets, actual
                           and pro  forma, as at June  30, 1995 and
                           Consolidated Statement of Operations and
                           Accumulated  Deficit,   actual  and  pro
                           forma,  for  the  twelve   months  ended
                           June 30,   1995;   pro   forma   journal
                           entries.

                 1-B    -  GPU  (Corporate) Balance  Sheets, actual
                           and pro forma, as at June 30, 1995 and Consolidated Statements of Income and
                           Retained Earnings, actual and pro forma, for the twelve months ended June 30, 1995; pro forma journal entries.



























                                 -1-
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                              SIGNATURE

            PURSUANT  TO THE  REQUIREMENTS  OF  THE PUBLIC  UTILITY

  HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANIES  HAVE DULY

  CAUSED THIS POST-EFFECTIVE AMENDMENT TO BE SIGNED ON THEIR BEHALF

  BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                                GENERAL PUBLIC UTILITIES CORPORATION


                                By:  ________________________________
                                     T.G. Howson
                                     Vice President and Treasurer


                                ENERGY INITIATIVES, INC.



                                By:______________________________
                                     B. L. Levy, President



  Date:  October 10, 1995
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